Exhibit 99.1

CareCloud Reports First Quarter 2023 Results

SOMERSET, N.J., May 4, 2023 (GLOBE NEWSWIRE) – CareCloud, Inc. (the “Company” or “CareCloud”) (Nasdaq: CCLD, CCLDP and CCLDO), a leader in healthcare technology solutions for medical practices and health systems nationwide, announced financial and operational results for the quarter ended March 31, 2023. The Company’s management will conduct a conference call with related slides today at 8:30 a.m. Eastern Time to discuss these results and management’s outlook for the rest of the year.

“At CareCloud, we are undergoing a significant transformation by transitioning from a growth strategy that relied solely on acquisitions at the time of our IPO to a self-sustaining company that thrives on organic growth,” said A. Hadi Chaudhry, CareCloud’s chief executive officer and president. “We continue to see momentum in our bookings growth, signing up new practices and selling new services to existing customers, and remain open to acquisition opportunities that align with our vision. Our priority, however, is to convert our record bookings into realized revenue, while continuing to deliver innovative technology and new solutions that drive our mission to revolutionize healthcare management.”

First Quarter 2023 Highlights

●	Revenue of $30.0 million
●	GAAP net loss of $401,000, or $0.28 per share
●	Adjusted net income of $2.4 million, or $0.15 per share
●	Adjusted EBITDA of $4.2 million

First Quarter 2023 Financial Results

Revenue for the first quarter 2023 was $30.0 million, a decrease of 15% from the first quarter of 2022, primarily due to the decrease in revenue from the two large clients discussed below and a decrease in non-recurring revenue.

Bill Korn, CareCloud’s chief financial officer remarked, “there were three principal drivers of the $5.3 million decline in revenue compared with first quarter 2022. First, when we acquired Meridian Medical Management, their two largest clients were in the process of migrating away. Both clients finished the majority of their migrations in mid-2022. Approximately $2.6 million of the revenue decrease was due to these clients. In addition, our first quarter professional services revenue was down $1.2 million from first quarter 2022. The revenue from these projects fluctuates, but our professional services business continues to be strong. Finally, the first quarter of 2022 included approximately $1.2 million of revenue from revenue cycle management for services which were Covid-related. This was not present during the first quarter of 2023.”

“There will be a similar effect on revenue during second quarter 2023, which will also show a year-over-year decline due to the two large clients who migrated away in mid-2022, with professional services revenue being comparable to first quarter,” remarked Bill Korn. “We have a number of major projects in our pipeline for the second half of 2023, but they will not generate significant revenue over the next three months. Approximately 87% of our 2023 revenue came from technology-enabled business solutions and professional services.”

First quarter 2023 GAAP net loss was approximately $401,000, compared to $1.1 million net income for the same period last year. GAAP net loss per share for first quarter 2023 was $0.28, based on the net income attributable to common shareholders, which takes into account the preferred stock dividends declared during the quarter.

Non-GAAP adjusted net income for first quarter 2023 was $2.4 million, or $0.15 per share, and is calculated using the end-of-period common shares outstanding. Non-GAAP adjusted net income excludes non-cash expenses such as depreciation and amortization.

Adjusted EBITDA for first quarter 2023 was $4.2 million, or 14% of revenue, compared to $4.7 million for the same period last year. This reflects the loss of revenue from the two large clients which were acquired and who were previously very profitable.

Cash Balances and Capital Structure

As of March 31, 2023, the Company had approximately $8.2 million of cash. Our net working capital on March 31, 2023 was approximately $12.3 million. As of March 27, 2023, Silicon Valley Bank became a division of First-Citizens Bank & Trust Company. Our loan agreement with SVB remains in place – the only difference is that it is now with Silicon Valley Bank, a division of First-Citizens Bank & Trust Company. We continue to have access to our line of credit on the same terms as before, and we had $10 million drawn on our line as of March 31, 2023.

2023 Guidance

CareCloud is reiterating the following forward-looking guidance for the fiscal year ending December 31, 2023:

For the Fiscal Year Ending December 31, 2023 Forward-Looking Guidance
Revenue	$142 – $146 million
Adjusted EBITDA	$24 – $27 million

The Company anticipates full year 2023 revenue of approximately $142 to $146 million. Revenue guidance is based on management’s expectations regarding revenues from existing clients, including adoption of CareCloud Wellness which was introduced in 2022, as well as new clients acquired through organic growth. We have excluded the effects of any future acquisitions or tuck-ins, and made assumptions about the timing for new customers going live and the adoption rates of new services. This implies 12% net organic growth from 2022 to 2023, excluding the revenue from the two large clients who were previously acquired and migrated off our services in mid-2022.

Adjusted EBITDA is expected to be $24 to $27 million for full year 2023, which implies growth of approximately 15% from 2022 to 2023, without the effects of any future acquisitions or tuck-ins.

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Conference Call Information

CareCloud management will host a conference call today at 8:30 a.m. Eastern Time to discuss the first quarter 2023 results. The live webcast of the conference call and related presentation slides can be accessed under Events & Presentations at ir.carecloud.com/events/. An audio-only option is available by dialing 416-764-8658 and referencing “CareCloud First Quarter 2023 Earnings Call.” Investors who opt for audio only will need to download the related slides at ir.carecloud.com/events/.

A replay of the conference call with slides will be available approximately one hour after conclusion of the call at the same link. An audio replay can also be accessed by dialing 412-317-6671 and providing access code 36525137.

About CareCloud

CareCloud (Nasdaq: CCLD, CCLDP, CCLDO) brings disciplined innovation to the business of healthcare. Our suite of technology-enabled solutions helps clients increase financial and operational performance, streamline clinical workflows and improve the patient experience. More than 40,000 providers count on CareCloud to improve patient care, while reducing administrative burdens and operating costs. Learn more about our products and services, including revenue cycle management (RCM), practice management (PM), electronic health records (EHR), business intelligence, patient experience management (PXM) and digital health at www.carecloud.com.

Follow CareCloud on LinkedIn, Twitter and Facebook.

For additional information, please visit our website at www.carecloud.com. To view CareCloud’s latest investor presentations, read recent press releases, and listen to interviews with management, please visit ir.carecloud.com.

Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we use and discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our web site at ir.carecloud.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “shall,” “should,” “could,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “seek,” “estimates,” “forecast,” “predicts,” “possible,” “potential,” “target,” or “continue” or the negative of these terms or other comparable terminology.

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Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, the impact of the Covid-19 pandemic on our financial performance and business activities, and the expected results from the integration of our acquisitions.

These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards, compete with other companies products and services competitive with ours, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. In addition, there is uncertainty about the spread of the Covid-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s services, and economic activity in general.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE CareCloud

Company Contact:

Bill Korn

Chief Financial Officer

CareCloud, Inc.

bkorn@carecloud.com

Investor Contact:

Asher Dewhurst

ICR Westwicke

CareCloudIR@westwicke.com

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CARECLOUD, INC.

CONSOLIDATED BALANCE SHEETS

($ in thousands, except share and per share amounts)

	March 31,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash	$8,161	$12,299
Accounts receivable - net	14,646	14,773
Contract asset	5,018	4,399
Inventory	265	381
Current assets - related party	16	16
Prepaid expenses and other current assets	3,371	2,785
Total current assets	31,477	34,653
Property and equipment - net	4,520	5,056
Operating lease right-of-use assets	4,465	4,921
Intangible assets - net	28,535	29,520
Goodwill	61,186	61,186
Other assets	838	838
TOTAL ASSETS	$131,021	$136,174
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,191	$5,681
Accrued compensation	2,597	4,248
Accrued expenses	3,728	4,432
Operating lease liability (current portion)	2,095	2,273
Deferred revenue (current portion)	1,394	1,386
Notes payable (current portion)	84	319
Dividend payable	4,115	4,059
Total current liabilities	19,204	22,398
Notes payable	12	13
Borrowings under line of credit	10,000	8,000
Operating lease liability	2,822	3,207
Deferred revenue	350	342
Deferred tax liability	551	525
Total liabilities	32,939	34,485
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.001 par value - authorized 7,000,000 shares. Series A, issued and outstanding 4,526,231 shares at March 31, 2023 and December 31, 2022. Series B, issued and outstanding 1,445,392 and 1,344,128 shares at March 31, 2023 and December 31, 2022, respectively	6	6
Common stock, $0.001 par value - authorized 35,000,000 shares. Issued 16,333,407 and 15,970,204 shares at March 31, 2023 and December 31, 2022, respectively. Outstanding 15,592,608 and 15,229,405 shares at March 31, 2023 and December 31, 2022, respectively	16	16
Additional paid-in capital	129,678	130,987
Accumulated deficit	(26,208)	(25,621)
Accumulated other comprehensive loss	(4,748)	(3,037)
Less: 740,799 common shares held in treasury, at cost at March 31, 2023 and December 31, 2022	(662)	(662)
Total shareholders’ equity	98,082	101,689
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$131,021	$136,174

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CARECLOUD, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2023 AND 2022

($ in thousands, except share and per share amounts)

	March 31,
	2023	2022
NET REVENUE	$30,001	$35,341
OPERATING EXPENSES:
Direct operating costs	18,107	22,673
Selling and marketing	2,612	2,384
General and administrative	5,120	5,585
Research and development	1,078	985
Change in contingent consideration	-	(600)
Depreciation and amortization	3,038	2,940
Net loss on lease termination and unoccupied lease charges	269	158
Total operating expenses	30,224	34,125
OPERATING (LOSS) INCOME	(223)	1,216
OTHER:
Interest income	20	5
Interest expense	(150)	(100)
Other income - net	17	83
(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES	(336)	1,204
Income tax provision	65	64
NET (LOSS) INCOME	$(401)	$1,140

Preferred stock dividend	3,931	4,037
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(4,332)	$(2,897)

Net loss per common share: basic and diluted	$(0.28)	$(0.19)
Weighted-average common shares used to compute basic and diluted loss per share	15,421,096	14,992,147

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CARECLOUD, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2023 AND 2022

($ in thousands)

	2023	2022
OPERATING ACTIVITIES:
Net (loss) income	$(401)	$1,140
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	3,205	3,080
Lease amortization	683	832
Deferred revenue	16	104
Provision for doubtful accounts	97	131
Provision for deferred income taxes	26	36
Foreign exchange gain	(11)	(52)
Interest accretion	166	168
Gain on sale of assets	-	(6)
Stock-based compensation expense	1,072	887
Change in contingent consideration	-	(600)
Changes in operating assets and liabilities:
Accounts receivable	(156)	(1,618)
Contract asset	(619)	80
Inventory	116	86
Other assets	(615)	(97)
Accounts payable and other liabilities	(2,556)	(1,084)
Net cash provided by operating activities	1,023	3,087
INVESTING ACTIVITIES:
Purchases of property and equipment	(835)	(544)
Capitalized software	(2,204)	(2,253)
Net cash used in investing activities	(3,039)	(2,797)
FINANCING ACTIVITIES:
Preferred stock dividends paid	(3,875)	(3,943)
Settlement of tax withholding obligations on stock issued to employees	(1,113)	(775)
Repayments of notes payable	(236)	(251)
Stock issuance costs	-	(11)
Proceeds from issuance of Series B Preferred Stock, net of expenses	1,437	26,638
Redemption of Series A Preferred Stock	-	(20,000)
Proceeds from line of credit	12,700	8,500
Repayment of line of credit	(10,700)	(10,500)
Net cash used in financing activities	(1,787)	(342)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(335)	(152)
NET DECREASE IN CASH AND RESTRICTED CASH	(4,138)	(204)
CASH AND RESTRICTED CASH - Beginning of the period	12,299	10,340
CASH AND RESTRICTED CASH - End of the period	$8,161	$10,136
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Dividends declared, not paid	$4,115	$3,950
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$2	$-
Interest	$75	$40

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES (UNAUDITED)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA to GAAP Net Income

Set forth below is a reconciliation of adjusted EBITDA to our GAAP net income.

	Three Months Ended March 31,
	2023	2022
	($ in thousands)
Net revenue	$30,001	$35,341

GAAP net (loss) income	(401)	1,140

Provision for income taxes	65	64
Net interest expense	130	95
Foreign exchange gain	(8)	(56)
Stock-based compensation expense	1,072	887
Depreciation and amortization	3,038	2,940
Transaction and integration costs	72	102
Net loss on lease termination and unoccupied lease charges	269	158
Change in contingent consideration	-	(600)
Adjusted EBITDA	$4,237	$4,730

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Non-GAAP Adjusted Operating Income to GAAP Operating Income

Set forth below is a reconciliation of our non-GAAP adjusted operating income and non-GAAP adjusted operating margin to our GAAP operating income and GAAP operating margin.

	Three Months Ended March 31,
	2023	2022
	($ in thousands)
Net revenue	$30,001	$35,341

GAAP net (loss) income	(401)	1,140
Provision for income taxes	65	64
Net interest expense	130	95
Other income - net	(17)	(83)
GAAP operating (loss) income	(223)	1,216
GAAP operating margin	(0.7%)	3.4%

Stock-based compensation expense	1,072	887
Amortization of purchased intangible assets	1,323	1,805
Transaction and integration costs	72	102
Net loss on lease termination and unoccupied lease charges	269	158
Change in contingent consideration	-	(600)
Non-GAAP adjusted operating income	$2,513	$3,568
Non-GAAP adjusted operating margin	8.4%	10.1%

Non-GAAP Adjusted Net Income to GAAP Net Income

Set forth below is a reconciliation of our non-GAAP adjusted net income and non-GAAP adjusted net income per share to our GAAP net income and GAAP net loss per share.

	Three Months Ended March 31,
	2023	2022
	($ in thousands, except for per share amounts)
GAAP net (loss) income	$(401)	$1,140

Foreign exchange gain	(8)	(56)
Stock-based compensation expense	1,072	887
Amortization of purchased intangible assets	1,323	1,805
Transaction and integration costs	72	102
Net loss on lease termination and unoccupied lease charges	269	158
Change in contingent consideration	-	(600)
Income tax expense related to goodwill	26	36
Non-GAAP adjusted net income	$2,353	$3,472

End-of-period shares	15,592,608	15,062,651

Non-GAAP adjusted net income per share	$0.15	$0.23

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For purposes of determining non-GAAP adjusted net income per share, we used the number of common shares outstanding as of March 31, 2023 and 2022, respectively.

	Three Months Ended March 31,
	2023	2022
GAAP net loss attributable to common shareholders, per share	$(0.28)	$(0.19)
Impact of preferred stock dividend	0.25	0.27
Net (loss) income per end-of-period share	(0.03)	0.08

Foreign exchange gain	0.00	0.00
Stock-based compensation expense	0.07	0.06
Amortization of purchased intangible assets	0.09	0.11
Transaction and integration costs	0.00	0.01
Net loss on lease termination and unoccupied lease charges	0.02	0.01
Change in contingent consideration	0.00	(0.04)
Income tax expense related to goodwill	0.00	0.00
Non-GAAP adjusted earnings per share	$0.15	$0.23

End-of-period common shares	15,592,608	15,062,651
In-the-money warrants and outstanding unvested RSUs	630,094	790,926
Total fully diluted shares	16,222,702	15,853,577
Non-GAAP adjusted diluted earnings per share	$0.15	$0.22

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of CareCloud and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management uses adjusted EBITDA, adjusted operating income, adjusted operating margin, and non-GAAP adjusted net income to provide an understanding of aspects of operating results before the impact of investing and financing charges and income taxes. Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure excludes non-cash expenses as well as expenses pertaining to investing or financing transactions. Management defines “adjusted EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other (income) expense, stock-based compensation expense, depreciation and amortization, integration costs, transaction costs, lease termination and unoccupied lease charges and changes in contingent consideration.

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Management defines “non-GAAP adjusted operating income” as the sum of GAAP operating income (loss) before stock-based compensation expense, amortization of purchased intangible assets, integration costs, transaction costs, lease termination and unoccupied lease charges and changes in contingent consideration, and “non-GAAP adjusted operating margin” as non-GAAP adjusted operating income divided by net revenue.

Management defines “non-GAAP adjusted net income” as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other (income) expense, integration costs, transaction costs, lease termination and unoccupied lease charges, changes in contingent consideration, any tax impact related to these preceding items and income tax expense related to goodwill, and “non-GAAP adjusted net income per share” as non-GAAP adjusted net income divided by common shares outstanding at the end of the period, including the shares which were issued but are subject to forfeiture and considered contingent consideration.

Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Foreign exchange / other expense. Foreign currency gains and losses are based on global market factors which are unrelated to our performance during the period in which the gains and losses are recorded. Other expense is excluded because foreign currency gains and losses and other non-operating expenses are expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control.

Stock-based compensation expense. Stock-based compensation expense is excluded because this is primarily a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred. Stock-based compensation expense includes cash-settled awards based on changes in the stock price.

Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

Transaction costs. Transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and other upfront costs related to specific transactions. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

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Integration costs. Integration costs are severance payments for certain employees relating to our acquisitions and exit costs related to terminating leases and other contractual agreements. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Net loss on lease termination and unoccupied lease charges. Net loss on lease termination represents the write-off of leasehold improvements and gains or losses as a result of an early lease termination. Unoccupied lease charges represent the portion of lease and related costs for vacant space not being utilized by the Company. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Changes in contingent consideration. Contingent consideration represents the amount payable to the sellers of certain acquired businesses based on the achievement of defined performance measures contained in the purchase agreements. Contingent consideration is adjusted to fair value at the end of each reporting period, and changes arise from changes in the forecasted revenues of the acquired businesses.

Income tax expense related to goodwill. Income tax expense resulting from the amortization of goodwill related to our acquisitions represents a charge to record the tax effect resulting from amortizing goodwill over 15 years for tax purposes. Goodwill is not amortized for GAAP reporting. This expense is not anticipated to result in a cash payment.

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